EXHIBIT 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


                    CONSENT OF MENDOZA BERGER & COMPANY, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the consolidated financial statements of Entech Environmental Technologies, Inc., as of September 30, 2005, and to the reference to it as experts in accounting and auditing relating to said financial statements in the Registration Statement under the Securities Act of 1933, Form SB-2 Amendment No. For Entech Environmental Technologies, Inc., dated June 5, 2006.

/s/MENDOZA BERGER & COMPANY, LLP
--------------------------------
   Mendoza Berger & Company, LLP

Dated: June 7, 2006